Exhibit 99.1



     Kerr-McGee Schedules First-Quarter Earnings Conference Call and Webcast
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     OKLAHOMA CITY, April 17, 2002, - Kerr-McGee Corp.  (NYSE:  KMG) will hold a conference call April 24, 2002, at 11:00 a.m. EDT, to discuss its first-quarter 2002 financial and operating results, and expectations for the future.
     Interested parties may listen to the call via Kerr-McGee's website at www.kerr-mcgee.com or by calling 212-896-6011. A replay of the call will be
available  for  48  hours  at  800-633-8284,   #19929061,  within  the  U.S.  or
858-812-6440, #19929061, outside the U.S. The webcast replay will be archived temporarily on the company's website.
     Kerr-McGee is an Oklahoma City-based energy and inorganic chemical company with worldwide operations and assets of $11 billion.

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Media contact:          Debbie Schramm
                        (405) 270-2877

Investor Relations      Rick Buterbaugh
           Contact:     (405) 270-3561